SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2003

STEMCELLS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19871	94-3078125

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3155 Porter Drive
Palo Alto, California 94304

(Address, of principal executive offices, including zip code)

(650) 475-3100

(Registrant’s Telephone number including area code)

Item 5. Other Events

     On May 15, 2003, the Company issued 4,000,000 shares of common stock and warrants to purchase 1,898,000 shares of common stock to The Riverview Group, LLC (“Riverview”) in exchange for total consideration of $6.5 million.

     A copy of the Securities Purchase Agreement dated as of May 7, 2003 between the Company and Riverview is being filed as Exhibit 99.1 hereto in order to correct certain typographical errors which appeared in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on May 13, 2003. Specifically, the Schedule of Buyers to the Securities Purchase Agreement has been corrected to properly reflect the number of shares of common stock (4,000,000) and the number of shares of common stock issuable upon exercise of the warrants (1,898,000) issued to Riverview in the transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	99.1	Securities Purchase Agreement dated as of May 7, 2003 between StemCells, Inc. and Riverview Group, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMCELLS, INC

By: /s/ Martin McGlynn

Martin McGlynn President and Chief Executive Officer

Date: May 15, 2003

EXHIBIT INDEX

99.1	Securities Purchase Agreement dated as of May 7, 2003 between StemCells, Inc. and The Riverview Group, LLC.